Exhibit 10.6-20

SIERRA HEALTH SERVICES, INC.
1995 LONG-TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

        AGREEMENT made as of the        day of       , 20,      by and between Sierra Health Services, Inc. (the "Company"), and                       ("Optionee").

W I T N E S S E T H:

                1.     Grant of Option. Pursuant to the provisions of the Sierra Health Services, Inc. 1995 Long-Term Incentive Plan (the "Plan"), the Company hereby confirms the grant to the Optionee, subject to the terms and conditions of the Plan (as it presently exists and as it may hereafter be amended) and this Non-Qualified Stock Option Agreement (the "Agreement"), of the right and option to purchase from the Company all or any part of an aggregate of ( ) shares of the Stock of the Company (the "Shares") at the exercise price of $ per Share (the "Option"), such Option to be exercisable as hereinafter provided. This Option is not intended to be, and will not be treated as, an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. The number of shares with respect to which this Option is exercisable, and the exercise price with respect to each Share, are each subject to adjustment under certain circumstances, as more fully set forth in the Plan and Section 7.

                2.     Incorporation of Plan by Reference. The Option has been granted to the Optionee under the Plan, a copy of which is attached hereto as Attachment A. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee thereunder. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

                3.     Expiration of Option. The Option, to the extent that it has not theretofore been exercised, shall expire at 11:59 p.m. (Las Vegas, NV time) the day prior to the _____anniversary of the date hereof, or earlier at such time as the Option shall have terminated under the second paragraph of Section 4 or been forfeited under Section 5.

                4.     Option Exercise Limitations. Unless the Option has previously expired, the Option will become exercisable as to ______ percent of the total Shares subject thereto on ________________and thereafter, at each successive anniversary date of the date of grant of the Option (through the ____ such anniversary date), the Option shall become exercisable as to an additional _______percent of the total Shares subject thereto, except as otherwise provided in this Section 4. All Option exercise privileges shall be cumulative, so that any part of the Option that has become exercisable but that has not been exercised shall remain exercisable until expiration of the Option regardless of the additional exercise privileges becoming available during such exercise period. The foregoing notwithstanding, the Option shall become exercisable in full in the event of a Change in Control prior to the expiration of the Option, in accordance with Section 8 of the Plan, and the Committee may, in its discretion, accelerate the exercisability of the Option. The Option may be exercised only to purchase whole shares; no fractional shares will be issued upon exercise of the Option.

                All options granted hereunder shall terminate and may no longer be exercised upon the Optionee's Termination of Employment (as defined herein), except that (i) if Termination of Employment is involuntary on the part of the Optionee for any reason other than death, disability, or for Cause (as defined herein), the Option shall terminate on, and may no longer be exercised after, the 90th day following such Termination of Employment (or the earlier expiration of the Option under Section 3), and during such 90-day period following Termination of Employment the Option may be exercised only to the extent it was exercisable immediately prior to such Termination of Employment; and (ii) if Termination of Employment is due to the death or disability of the Optionee, the Option shall terminate on and may no longer be exercised after the first anniversary of such Termination of Employment (or the earlier expiration of the Option under Section 3), and during such one-year period following Termination of Employment the Option may be exercised only to the extent it was exercisable immediately prior to such Termination of Employment. For purposes hereof, "Termination of Employment" shall mean a termination of Optionee's employment by or service to the Company or any subsidiary or affiliate of the Company if, immediately thereafter, the Optionee is not an employee or director of or consultant to the Company or any subsidiary of the Company and is not an employee of or independent contractor for any other entity in which capacity Optionee provides substantial services to the Company or any subsidiary or affiliate of the Company.

                For purposes hereof, "Cause" shall mean dishonesty, any illegal or disreputable conduct which impairs the reputation, goodwill or business of the Company or any subsidiary, or any conduct which involves the misappropriation of funds of the Company or any subsidiary. A termination for Cause will include any resignation in anticipation of termination for Cause or accepted by the Company or any subsidiary in lieu of a formal termination for Cause.

                5.     Optionee Obligations.

                        (a) Forfeiture of Options and Gains Realized Upon Prior Option Exercises. Optionee hereby agrees that, if one of the events specified in Section 5(b)(i), (ii), (iii) or (iv) occurs, all of the following forfeitures will result:

(i) That unexercised portion of the Option, whether or not vested, will be immediately forfeited and cancelled at the later of Optionee's termination of employment or the occurrence of such event; and

(ii) Optionee will be obligated to repay to the Company, at the later of Optionee's termination of employment or the occurrence of such event, within five business days after demand is made therefor by the Company, a portion of the shares acquired upon any exercise of the Option that occurred since the date six months prior to the date of Optionee's termination of employment with the Company or a subsidiary (the "Forfeiture Period.") The number of shares to be repaid hereunder shall equal the total amount of After-Tax Option Gain (as defined herein) realized by Optionee upon each exercise of the Option that occurred during the Forfeiture Period divided by the Fair Market Value of one share of Company Common Stock on the date of exercise. For purposes of this Section, the term "After-Tax Option Gain" in respect of a given exercise shall mean the product of (X) the Fair Market Value per share at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, such product to be reduced by the amount of federal, state, and local income taxes (not including FICA taxes) actually paid by Optionee or payable as a result of such exercise. If Optionee has disposed of Option shares during the Forfeiture Period, his or her obligation to repay shares upon such forfeiture will continue (payment of cash or other property is not permitted), so that Optionee will be required to acquire replacement shares and deliver them to the Company in settlement of Optionee's forfeiture obligation without regard to any subsequent market price increase or decrease from the date of exercise. If Optionee fails to promptly deliver forfeited shares and if, apart from this Agreement, the Company is obligated to pay any cash amount to Optionee, the Company, as a setoff, may use such cash to purchase shares in the open market on Optionee's behalf, which shares will be retained by the Company in settlement of Optionee's forfeiture obligation hereunder.

                        (b) Events Triggering Forfeiture. The forfeitures specified in Section 5(a) will be triggered upon the occurrence of any one of the following events at any time during Optionee's employment by the Company or a subsidiary or during the one-year period following termination of such employment (but not later than 18 months after the Option terminates or is fully exercised):

(i) Optionee, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages (either as employee, employer, owner, investor, partner, stockholder, consultant, advisor, or director) in any business in Nevada, Arizona, California, or Texas, or in any other state of the United States in which the Company conducts business at the date hereof or at the time such event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer of the Company or a subsidiary with whom Optionee has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the Company or any subsidiary, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of the Company or a subsidiary to terminate employment;

(ii) Optionee discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any proprietary information of the Company or any subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process; or

(iii) Optionee fails to cooperate with the Company or any subsidiary by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(iv) Optionee fails to submit to binding arbitration before a neutral arbitrator any and all disputes or claims covered by the Arbitration Agreement executed by Optionee, which would otherwise be subject to resolution in court, arising from or relating to Employee's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized or any other claim or dispute required to be arbitrated under the Arbitration Agreement.

                    (c) Agreement Does Not Prohibit Competition or Other Optionee Activities. This Agreement does not prohibit Optionee from engaging in any activity specified in Section 5 (b)(i)-(iii), including but not limited to competition with the Company and its subsidiaries. Rather, the non- occurrence of events set forth in Section 5(b)(i)-(iii) is a condition to Optionee's right to realize and retain value from his or her compensatory Option, and the only consequence if Optionee engages in an activity giving rise to any such event, which events and activities are hereby acknowledged to be harmful to the Company, are the forfeitures specified herein. The Company and Optionee shall not be precluded by this Agreement or otherwise from entering into other agreements concerning the subject matter of Section 5(a) and 5(b).

                    (d) Right of Setoff. Optionee agrees that the Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to Optionee from time to time, including amounts owed as wages or other compensation, fringe benefits, or other amounts owed to Optionee, such amounts as may be owed by Optionee to the Company under Section 5(a), although Optionee shall remain liable for any part of Optionee's payment obligation under Section 5(a) not satisfied through such deduction and setoff.

                    (e) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.

                6. Option Exercise.

                    (a) Procedure. The Option may be exercised in whole or in any part, and may be exercised in part from time to time, all subject to the limitations on exercise set forth in Section 4. Exercise shall be accomplished by delivery to the Company of a timely written notice of election to exercise, in a form reasonably acceptable to the Committee delivered to the principal office of the Company and addressed to the attention of the Committee.

                    (b) Payment of the Exercise Price. At the time of exercise, the exercise price of the Shares as to which this Option is exercised shall be tendered to the Company. The exercise price of such shares shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be by surrender to the Company of unrestricted shares of stock (valued at their Fair Market Value on the date of exercise) or by a combination of cash, check, and surrender of unrestricted shares.

                    (c) Other Methods of Exercise and Payment of Exercise Price. In addition to the method of exercise and payment set forth in Section 6(a) and (b), the Option may be exercised and payment to the Company made in accordance with any other procedures made available from time to time by the Company's Human Resources/Benefits Department.

                7. Adjustments. The Option shall be subject to adjustment upon the occurrence of a corporate transaction or event affecting Stock in accordance with Section 4(c) of the Plan.

                8. Nontransferability; Beneficiaries. Except to the extent as may be otherwise permitted in accordance with Section 10(b) of the Plan, no right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party, the Option shall not be transferable to any third party by the Optionee otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee. The foregoing notwithstanding, the Optionee will be entitled to designate a beneficiary to exercise his rights under the Option upon the death of the Optionee, in the manner and to the extent permitted by the Committee under rules and regulations then in effect under the Plan.

                9. Tax Withholding. Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. Subject to the approval of the Committee, the Optionee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of the Company's Stock owned separately by the Optionee, a sufficient number of such Shares or shares to satisfy the Optionee's federal, state, and local tax obligations relating to the Option exercise (and the Company's withholding obligations), to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at such their Fair Market Value at the date of exercise, and such amount shall be remitted to the Optionee's employer or other entity responsible for transmitting withholding amounts to the tax authorities.

               10. Miscellaneous.

                    (a) Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. In particular, the Optionee's heirs, executors, administrators and successors shall be subject to the terms and conditions of the Plan and this Agreement, and the Committee may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of the Option or any Shares purchased upon exercise of the Option into the name of any such person. This Agreement constitutes the entire agreement between the parties with respect to the Option and the Shares, and supersedes any prior agreements or documents with respect thereto.

                    (b) Amendments to Agreement. This Agreement may be amended, but no amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee.

                    (c) No Other Rights Created. Neither this Agreement nor the Option shall be deemed to create a condition of employment, a right to continued employment, or a right to continue as a director of or consultant to the Company or any subsidiary of the Company or as an employee of or independent contractor for any other entity in which capacity Optionee provides services to the Company or any subsidiary or affiliate of the Company, or any right of such entity to continue to provide services to the Company or any subsidiary or affiliate of the Company. The Optionee shall remain subject to termination of such employment or service to the same extent as though this Agreement did not exist.

                    (d) Notices. Any notice hereunder to the Company shall be addressed to it as P.O. Box 15645, Las Vegas, Nevada 89114-5645, Attention: Stock Plan Committee. Any notice hereunder to the Optionee shall be addressed to him/her at the address set forth below, subject to the right of either party to designate at any time hereafter in writing a different address.

                    (e) Counterparts. This Agreement has been executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                    (f) Intended Accounting Treatment; Reform of Contract. The Company intends that this Option shall qualify for fixed accounting under APB 25, with the compensation measurement date for accounting purposes to occur at the date of grant, unless the Committee specifically determines otherwise. Therefore, other provisions of this Agreement notwithstanding, in order to preserve this fundamental objective of the Option, if any provision of this Option would result in "variable" accounting or a measurement date other than the date of grant, if the Committee was not specifically aware of such accounting consequence at the time such provision became effective, such provision shall be modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 9 of the Plan.

 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the day and year first above written.

 SIERRA HEALTH SERVICES, INC.

By:__________________________

Date:________________________

Optionee:_____________________

Signature:_____________________

Address of Optionee:_________________________________

_________________________________________________

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